Exhibit 99.1

FOR RELEASE AT 3:00 PM CST

Contact:  Pat Hansen
Senior Vice President and
Chief Financial Officer
414-247-3435
www.strattec.com

STRATTEC SECURITY CORPORATION
TEMPORARILY SUSPENDING QUARTERLY DIVIDEND PAYMENT
 AND OTHER STRATEGIC ACTIONS

Milwaukee, Wisconsin – May 14, 2020 -- STRATTEC SECURITY CORPORATION (NASDAQ:STRT) announced today that the Company’s Board of Directors, at its’ regular quarterly meeting on May 13, 2020, took action to temporarily suspend payment of its quarterly dividend.

Frank J. Krejci, STRATTEC’s President & CEO commented:  “While the Company’s current financial position is strong, our Board of Directors believes that during the unprecedented economic conditions we are facing, the conservation of cash to sustain the business is of major strategic importance.  We therefore believe that the prudent action for the long term benefit of our Company and its shareholders is to suspend our quarterly dividend for the foreseeable future.

Other actions taken by the Company effective May 1, 2020, include our Officers reducing their pay 15% to 25%, our outside members of the Board of Directors reducing their annual cash retainer by 25% to 50% and most of all of our U.S. salaried associates reducing their wages by 10% through a reduction in working hours. In addition, our U.S. salaried work force was reduced by approximately 10% by not replacing certain positions that recently left and by permanent layoffs. Lastly our hourly work force in Milwaukee Wisconsin, El Paso, Texas and our Mexico operations agreed to take voluntary  layoffs based on lower customer productions schedules and government directives to shutdown due to the COVID- 19 virus. All these actions were difficult but necessary in order to preserve cash as we work our way through these uncertain times. They will stay in effect until we determine they are no longer necessary”.

STRATTEC designs, develops, manufactures and markets automotive Access Control Products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches, power sliding side door systems, power lift gate systems, power deck lid systems, door handles and related products.  These products are provided to customers in North America, and on a global basis through a unique strategic relationship with WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan.  Under this relationship, STRATTEC, WITTE and ADAC market each company’s products to global customers under the “VAST Automotive Group” brand name.  STRATTEC’s history in the automotive business spans over 110 years.

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.”   Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment.  These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, changes in warranty provisions and customer product recall policies, work stoppages at the Company or at the location of its key customers as a result of labor disputes, foreign currency fluctuations, uncertainties stemming from U.S. trade policies, tariffs and reactions to same from foreign countries, the volume and scope of product returns, adverse business and operational issues resulting from the coronavirus pandemic, and fluctuations in our costs of operation (including fluctuations in the cost of raw materials).  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.